UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  April 21, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Biotech HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15044 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 8, 2011, the acquisition of Genzyme Corporation by GC Merger Corp., a wholly-owned subsidiary of Sanofi Aventis, became effective.  As a result, Genzyme Corporation will no longer be an underlying constituent of the Biotech HOLDRS Trust.  In connection with the acquisition, Genzyme Corporation shareholders will receive $74.00 in cash and one Contingent Value Right (CVR) for each share of Genzyme Corporation.  The Bank of New York Mellon will receive $1,036.00 in cash and 14 CVRs for the 14 shares of Genzyme Corporation per 100 share round-lot of Biotech HOLDRS.

The CVRs will entitle the holder to receive additional cash payments if specified governmental approvals and production goals for Genzyme Corporation’s pharmaceutical products are achieved.

Neither GC Merger Corp. nor Sanofi Aventis will become underlying constituents of the Biotech HOLDRS Trust as a result of the acquisition.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Biotech HOLDRS Trust Prospectus Supplement dated April 21, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: April 21, 2011	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Biotech HOLDRS Trust Prospectus Supplement dated April 21, 2011 to Prospectus dated March 15, 2011.